                                                                     EXHIBIT 1.1


                                5,000,000 Shares

                   INTERNATIONAL MANUFACTURING SERVICES, INC.


                                  Common Stock

                             Underwriting Agreement

                            dated September ___, 1997

                                TABLE OF CONTENTS


SECTION 1.  REPRESENTATIONS AND WARRANTIES...........................................  2
      Effectiveness of the Registration Statement; No Stop Order.....................  2
      Compliance with Registration Requirements......................................  2
      Quantities Furnished to Underwriters...........................................  3
      Distribution of the Offering Materials.........................................  4
      The Underwriting Agreement.....................................................  4
      Authorization of the Common Shares.............................................  4
      No Applicable Registration or Other Similar Rights.............................  4
      No Material Adverse Change.....................................................  4
      Independent Accountants........................................................  5
      Preparation of the Financial Statements........................................  5
      Incorporation and Good Standing of the Company and its
            Subsidiaries.............................................................  5
      Capitalization and Other Capital Stock Matters.................................  6
      Stock Exchange Listing.........................................................  6
      Non-Contravention of Existing Instruments; No Further
            Authorizations or Approvals Required.....................................  7
      No Material Actions or Proceedings.............................................  7
      Intellectual Property Rights...................................................  8
      All Necessary Permits, etc.....................................................  8
      Title to Properties............................................................  8
      Tax Law Compliance.............................................................  9
      Company Not an "Investment Company."...........................................  9
      Insurance......................................................................  9
      No Price Stabilization or Manipulation.........................................  9
      Related Party Transactions..................................................... 10
      No Unlawful Contributions or Other Payments.................................... 10
      Company's Accounting System.................................................... 10

SECTION 2.  PURCHASE, SALE AND DELIVERY OF COMMON
      SHARES......................................................................... 10
      The Firm Common Shares......................................................... 10
      The First Closing Date......................................................... 11
      The Optional Common Shares; The Second Closing Date............................ 11
      Public Offering of the Common Shares........................................... 12
      Payment for the Common Shares.................................................. 12
      Delivery of the Common Shares.................................................. 12

SECTION 3.  ADDITIONAL COVENANTS..................................................... 13
      Representatives' Review of Proposed Amendments and
            Supplements.............................................................. 13
      Securities Act Compliance...................................................... 13
      Amendments and Supplements to the Prospectus and Other
            Securities Act Matters................................................... 14
      Copies of any Amendments and Supplements to the Prospectus..................... 14
      Blue Sky Compliance............................................................ 14
      Use of Proceeds................................................................ 15
      Transfer Agent................................................................. 15
      Earnings Statement............................................................. 15
      Periodic Reporting Obligations................................................. 15
      Company Agreement Not To Offer or Sell Additional Securities................... 15

SECTION 4.  PAYMENT OF EXPENSES...................................................... 16

SECTION 5.  CONDITIONS OF THE OBLIGATIONS OF THE
      UNDERWRITERS................................................................... 16
      Effectiveness of Registration Statement........................................ 17
      Accountants' Comfort Letter.................................................... 17
      Compliance with Registration Requirements; No Stop Order; No
            Objection from NASD...................................................... 17
      No Material Adverse Change..................................................... 18
      Opinion of Counsel for the Company............................................. 18
      Opinion of Counsel for the Underwriters........................................ 18
      Officers' Certificate.......................................................... 18
      Bring-down Comfort Letter...................................................... 18
      Lock-Up Agreement from Stockholders of the Company............................. 19
      Additional Documents........................................................... 19

SECTION 6.  REIMBURSEMENT OF UNDERWRITERS' EXPENSES.................................. 19

SECTION 7.  EFFECTIVENESS OF THIS AGREEMENT.......................................... 20

SECTION 8.  INDEMNIFICATION.......................................................... 20
      Indemnification of the Underwriters............................................ 20
      Indemnification of the Company, Its Directors and Officers..................... 21
      Notifications and Other Indemnification Procedures............................. 22
      Settlements.................................................................... 23

SECTION 9.  CONTRIBUTION............................................................. 24

SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL
            UNDERWRITERS............................................................. 25

SECTION 11.  TERMINATION OF THIS AGREEMENT........................................... 26

SECTION 12.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE
             DELIVERY................................................................ 27

SECTION 13.  NOTICES................................................................. 27

SECTION 14.  SUCCESSORS.............................................................. 28

SECTION 15.  PARTIAL UNENFORCEABILITY................................................ 28

SECTION 16.  GOVERNING LAW PROVISIONS................................................ 29

SECTION 17.  GENERAL PROVISIONS...................................................... 29

                             UNDERWRITING AGREEMENT


                                                             October ___, 1997

NATIONSBANC MONTGOMERY SECURITIES, INC.
BT ALEX. BROWN INCORPORATED
UBS SECURITIES LLC
  As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES, INC.
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

            Introductory. International Manufacturing Services, Inc., a Delaware corporation (the "Company), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "Underwriters") an aggregate of 5,000,000 shares (the "Firm Common Shares") of its Class A Common Stock, par value $0.001 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 750,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2 hereof. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are herein collectively called the "Common Shares." NationsBanc Montgomery Securities, Inc., BT Alex. Brown Incorporated and UBS Securities LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

            The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-34557), which registration statement contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of such effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is herein called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is herein called the "Rule 462(b) Registration Statement," and from and after the date and time of such filing of a Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is herein called the "Prospectus;" provided, however, if the Company, with the consent of NationsBanc Montgomery Securities, Inc. has elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated September 22, 1997 (such preliminary prospectus herein called the "Rule 434 preliminary prospectus") together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and provided, further, that all references in this Agreement to the date of the Prospectus shall mean the date of such applicable Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus and the Term Sheet, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").


            The Representatives have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

            The Company hereby confirms its agreement with the Underwriters as follows:

SECTION 1.  REPRESENTATIONS AND WARRANTIES.

      The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:

            (a) Effectiveness of the Registration Statement; No Stop Order. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission's satisfaction, with all requests of the Commission for providing additional or supplemental information. No stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

            (b) Compliance with Registration Requirements. Each preliminary prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and, if so filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sales of the Common Shares. At the respective times that the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto became effective, and at all times subsequent thereto up to and including each Closing Date referred to below, the Registration Statement, such Rule 462(b) Registration Statement and each such post-effective amendment thereto complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all times subsequent thereto up to and including each Closing Date referred to below, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company has elected to rely upon Rule 434 under the Securities Act, and has obtained NationsBanc Montgomery Securities, Inc.'s consent thereto, the Company confirms that the Rule 434 preliminary prospectus is not materially different from the Company's prospectus contained in the Registration Statement at the time it was declared effective, and the Company agrees that it shall comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties set forth in the second and third sentences of this Section 1(b) do not apply to statements in or omissions from the Registration Statement, the Rule 462(b) Registration Statement, if any, and any post-effective amendments thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act which have not been described or filed as required.

            (c) Quantities Furnished to Underwriters. The Company has delivered to the Representatives three complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and such quantities of conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, as the Representatives have reasonably requested for each of the Underwriters.

            (d) Distribution of the Offering Materials. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus, the Registration Statement and the other offering materials permitted under the Securities Act.

            (e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            (f) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

            (g) No Applicable Registration or Other Similar Rights. Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale," there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

            (h) No Material Adverse Change. Except as otherwise may be stated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) with respect to the Company and its subsidiaries, considered as one entity, there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business (any such change referred to herein as a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, direct or contingent, not in the ordinary course of business nor entered into any material transaction not in the ordinary course of business; and (iii) except for dividends paid pursuant to the terms of the Company's outstanding Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

            (i) Independent Accountants. Price Waterhouse LLP and Ernst & Young LLP, who have expressed their respective opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent public accountants as required by the Securities Act.

            (j) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and changes in financial position for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary-Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

            (k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company, IMS Industries Inc., a Delaware corporation, IMS Holdco, Inc., a Delaware corporation, IMS International Manufacturing Services (Hong Kong) Limited, a Hong Kong corporation, IMS International Manufacturing Services, Limited, a Cayman Islands corporation, IMS International Manufacturing Services (Thailand) Limited, a Thailand corporation, and Dongguan IMS Electronics Ltd., a China corporation, and each other subsidiary of the Company, if any, which is a "significant subsidiary" as defined in Rule 405 under the Securities Act (each, a "Subsidiary" and, collectively, the "Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing, where applicable, under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California with respect to the Company) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Prospectus. The subsidiaries listed in Exhibit 21 to the Registration Statement are the only subsidiaries, direct or indirect, of the Company.

            (l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with the federal and state securities laws. None of the shares of Common Stock were issued in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants or rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately presents the information required to be shown with respect to such plans, arrangements, options and rights in all material respects.

            (m) Stock Exchange Listing. The Common Shares have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

            (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Facility, the Maxtor Notes and the Junior Subordinated Notes (each such term as defined in the Prospectus)), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and the NASD. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

            (o) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened, (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, individually or in the aggregate with any other actions, suits or proceedings, if so determined adversely, would reasonably be expected to result in a Material Adverse Change, or materially and adversely affect the consummation of the transactions contemplated by this Agreement. All pending governmental or legal actions, suits or proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent.

            (p) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses and approvals (collectively, the "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted rights with respect to trademark, trade name, patent, mask work, copyright, license, trade secret or other similar rights of others, which infringement or conflict has not been resolved, and which, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

            (q) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change with respect thereto.

            (r) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

            (s) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

            (t) Company Not an "Investment Company." The Company has been advised of rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and intends to conduct its business in a manner so that it will not become subject to the Investment Company Act.

            (u) Insurance. Each of the Company and its subsidiaries are insured by recognized financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft damage, destruction and acts of vandalism. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

            (v) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

            (w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus, other than those that have been disclosed therein.

            (x) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

            (y) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant hereto shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. PURCHASE, SALE AND DELIVERY OF COMMON SHARES.

      The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A hereto. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $[___] per share.

      The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters against payment therefor by wire transfer of immediately available funds to the order of the Company shall be made at the offices of NationsBanc Montgomery Securities, Inc., 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Representatives) at [___] a.m., San Francisco time on [___], 1997, or such other time and date not later than 10:30 a.m., San Francisco time on [___], 1997 [10 business days later] as the Representatives shall designate by notice to the Company (the time and date of such closing are herein called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide such notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 hereof.


      The Optional Common Shares; The Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is herein called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its lapse by giving written notice of such cancellation to the Company.

      Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective and the Representatives, in their sole judgment, have determined is advisable and practicable. The Representatives hereby further advise the Company that (i) the Underwriters will offer the Common Shares for sale to the public initially at a price of $[___] per share and to certain dealers selected by the Representatives at a price that represents a concession of not more than $[___] per share from such initial public offering price and
(ii) any Underwriter may allow, and such dealers may reallow, a concession of not more than $[___] per share to any other Underwriter or to certain other dealers.

      Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.


      It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. NationsBanc Montgomery Securities, Inc., individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.


      Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against payment by wire transfer of immediately available funds therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against payment by wire transfer of immediately available funds therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the

First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3.  ADDITIONAL COVENANTS.

      The Company further covenants and agrees with each Underwriter as follows:

            (a) Representatives' Review of Proposed Amendments and Supplements. The Company agrees that, during such period beginning on the date hereof and ending on the later of the First Closing Date or such date as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company further agrees not to file any such proposed amendment or supplement to which the Representatives reasonably object.

            (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus,
      (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove or suspend from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

            (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish, at its own expense, to the Underwriters and to dealers and such other persons (whose names and addresses will be furnished to the Company by the Representatives) to whom Common Shares might have been sold, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any supplements and amendments thereto as the Representatives may reasonably request.

            (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof.

            (f) Use of Proceeds. The Company shall apply the net proceeds of the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

            (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

            (h) Earnings Statement. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending October 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act.

            (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission all reports on Form SR as may be required under Rule 463 under the Securities Act.


            (j) Company Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date of the Prospectus, the Company agrees that it will not, without the prior written consent of NationsBanc Montgomery Securities, Inc. (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities, Inc.), on behalf of the several Underwriters, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock or any debt or equity securities convertible into or exchangeable or exercisable for Common Stock (other than as contemplated by this Agreement with respect to the Common Shares), provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, or, with respect to up to 1,000,000 shares of Common Stock, in connection with any acquisition transaction, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of NationsBanc Montgomery Securities, Inc. (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities, Inc.).

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. PAYMENT OF EXPENSES.

      The Company agrees to pay whether or not the transactions contemplated hereunder are consummated, all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, and advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Stock on the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to the matters set forth under subparagraph (vi) above).

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

      The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and the First Closing Date and, with respect to the Optional Common Shares, as of the Second Closing Date, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective no later than the date hereof.

            (b) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Price Waterhouse LLP, independent public accountants for the Company, a letter dated the date hereof, in form and substance satisfactory to the Representatives and Price Waterhouse LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).

            (c) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:


                   (i) the Company shall have filed the Prospectus with the
            Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained NationsBanc Montgomery Securities, Inc.'s consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and time period required by such Rule 424(b);


                  (ii) no stop order suspending the effectiveness of the
            Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

            (d) No Material Adverse Change. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date there shall not have occurred any Material Adverse Change.

            (e) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the opinion of Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to counsel for the Underwriters, with respect to the matters set forth in Exhibit A hereto (and the Representatives shall have received an additional [____] conformed copies of such counsel's legal opinion for each of the several Underwriters).


            (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs(i),
      (vii) through (xi), inclusive, and the next-to-last paragraph of Exhibit A hereto (and the Representatives shall have received an additional [___] conformed copies of such counsel's legal opinion for each of the several Underwriters).


            (g) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (c)(ii) and (d) of this Section 5, and further to the effect that:


                   (i) the representations and warranties of the Company set
            forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Date; and


                  (ii) the Company has complied with all the agreements
            hereunder and satisfied all the conditions hereunder on its part to be performed or satisfied at or prior to such Closing Date.

            (h) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received from Price Waterhouse, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the

      Representatives and Price Waterhouse LLP, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection
      (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representative shall have received an additional [___] conformed copies of such accountants' letter for each of the several Underwriters).


            (i) Lock-Up Agreement from Stockholders of the Company. On the date hereof, the Company shall have furnished to the Representatives an agreement substantially in the form of Exhibit C hereto from all stockholders of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.



            (j) Opinions of Foreign Counsel for the Company. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives shall have received opinions from counsel in Hong Kong, the People's Republic of China, the Cayman Islands and Thailand regarding certain matters relating to the Company's subsidiaries in such jurisdictions, in form reasonably acceptable to counsel for the Underwriters.



            (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.


      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES.


      Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Representatives pursuant to any of Section 5, Section 7,
Section 11(iv) or Section 11(v), or if for any reason the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges relating to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 6, Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 7. EFFECTIVENESS OF THIS AGREEMENT.

      The parties hereto agree that this Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and
(ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

      Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8. INDEMNIFICATION.

            (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
      (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by NationsBanc Montgomery Securities, Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.


            (b) Indemnification of the Company, Its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and (B) in the table in the first paragraph and as the second paragraph under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

            (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
      Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
      Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NationsBanc Montgomery Securities, Inc. in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.


            (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment in, any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise, or consent to the entry of judgment included an unconditional release of such indemnified party from all liability on claims that are the subject action, suit or matter of such proceeding.

SECTION 9. CONTRIBUTION.

      If the indemnification provided for in Section 8 hereto is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of Section 8 herein, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in

Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A hereto. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS.

      If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

      As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. TERMINATION OF THIS AGREEMENT.

      For the period from and after the effectiveness of this Agreement and prior to the First Closing Date, this Agreement shall be subject to termination by the Representatives by notice given to the Company if at any time during such period (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either of the Nasdaq National Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such markets or exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any substantial change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Representatives, is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters to the extent provided in Sections 4 and 6 hereof, (b) of any Underwriter to the Company or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

      The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

SECTION 13. NOTICES.

      All communications hereunder shall be in writing and shall be mailed, delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:


      NationsBanc Montgomery Securities, Inc.
      600 Montgomery Street
      San Francisco, California 94111
      Facsimile:  (415) 249-5512
      Attention:  David A. DeRuff
      with a copy to:


      NationsBanc Montgomery Securities, Inc.
      600 Montgomery Street
      San Francisco, California 94111
      Facsimile:  (415) 249-5553
      Attention:  David A. Baylor, Esq.


If sent to the Company:

      International Manufacturing Services, Inc.
      2071 Concourse Drive
      San Jose, CA  95131
      Facsimile:  (408) 922-2727
      Attention:  Nathan Kawaye

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. SUCCESSORS.

      This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 15. PARTIAL UNENFORCEABILITY.

      The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. GOVERNING LAW PROVISIONS.

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 17. GENERAL PROVISIONS.

      This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party for whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. Unless otherwise specified, times of day shall mean New York City time.

      Each of the parties hereto hereby acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and are fully informed regarding said provisions. Each of the parties hereto hereby further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                       Very truly yours,

                                       INTERNATIONAL MANUFACTURING
                                       SERVICES, INC.


                                       By:
                                          --------------------------------------
                                             Robert G. Behlman
                                             Chief Executive Officer


      The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.


NATIONSBANC MONTGOMERY SECURITIES, INC.
BT ALEX. BROWN INCORPORATED
UBS SECURITIES LLC


Acting as Representatives of the several Underwriters named in the attached Schedule A.



By NATIONSBANC MONTGOMERY SECURITIES, INC.





By:
   ----------------------------------

                                   SCHEDULE A



               Underwriters                        Number of                Number of
                                                  Firm Common            Optional Common
                                                    Shares                   Shares
                                                to be Purchased          to be Purchased
NationsBanc Montgomery Securities, Inc. ...          [___]                    [___]

BT Alex. Brown Incorporated................          [___]                    [___]

UBS Securities LLC.........................          [___]                    [___]

[___] .....................................          [___]                    [___]

[___] .....................................          [___]                    [___]

                                                                       EXHIBIT A

      Opinion of counsel for the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

      References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

            (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

            (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

            (iv) Each of IMS Industries Inc. and IMS Holdco, Inc. (each, a "U.S. Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.


             (v) All of the issued and outstanding capital stock of each U.S. Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.


            (vi) The authorized capital stock of the Company (including the Common Stock) conforms as to legal matters to the description thereof set forth in the Prospectus. All of the shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and, to such counsel's knowledge, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities under the General Corporation Law of the State of Delaware or the Company's certificate of incorporation. The form of certificate used to evidence the Common Stock, as included in Exhibit 4.2 to the Registration Statement, is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

            (vii) No stockholder of the Company or any other person has any preemptive right of first refusal or other similar right to subscribe for or purchase securities of the Company (i) arising by operation of the certificate of incorporation or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the knowledge of such counsel, arising from any Existing Instrument filed as an Exhibit to the Registration Statement or otherwise known to such counsel.

            (viii) The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

            (ix) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

             (x) Based solely upon the oral advice of the staff of the Securities and Exchange Commission, each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act and no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

            (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the Securities Act.

            (xii) The Common Shares have been approved for listing on the Nasdaq National Market.

            (xiii) The statements (i) in the Prospectus under the captions "Risk Factors-Shares Eligible for Future Sale; Registration Rights," "Management-Compensation Plans," "Description of Capital Stock" and "Shares Eligible for Future Sale" and (ii) in Item 14 of the Registration Statement insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, has been reviewed by such counsel and accurately summarize, in all material respects, the matters referred to therein.

            (xiv) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or overtly threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

            (xv) To the knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof and references thereto are accurate in all material respects.

            (xvi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except such as have been obtained by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and the NASD.

            (xvii) The execution, delivery and performance of the Underwriting Agreement by the Company (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company, (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any U.S. Subsidiary, (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material Existing Instrument filed as an Exhibit to the Registration Statement or otherwise known to such counsel; and
(iv) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the

Company or any subsidiary, which could reasonably be expected to result in a Material Adverse Change.

            (xviii) The Company is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

            (xix) Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale," to the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

            (xx) To the knowledge of such counsel, neither the Company nor any U.S. Subsidiary is in violation of its certificate of incorporation or by-laws except in each such case for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of

California or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT C


                                                                 _________, 1997


NATIONSBANC MONTGOMERY SECURITIES, INC.
BT ALEX. BROWN INCORPORATED
UBS SECURITIES LLC
  As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES, INC.
600 Montgomery Street
San Francisco, California 94111

            Re:  Agreement Not to Sell Stock

Ladies and Gentlemen:

            This letter is being delivered in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among International Manufacturing Services, Inc., a Delaware corporation (the "Company"), and NationsBanc Montgomery Securities, Inc., BT Alex. Brown Incorporated and UBS Securities LLC, as the Representatives (the "Representatives") of the several underwriters named or to be named in Schedule A thereto (the "Underwriters"), relating to an underwritten public offering of shares (the "Common Shares") of Class A Common Stock, par value $0.001 per share (the "Common Stock"), of the Company.

            In order to induce the Representatives and the Underwriters to enter into the Underwriting Agreement, and in recognition of the benefits of the contemplated Common Stock offering to the Company, the undersigned hereby represents and warrants to, and covenants and agrees with, each Underwriter and the Company, and shall be deemed to represent and warrant to each Underwriter on the date on which the Underwriting Agreement is executed and on each date on which any Common Shares are sold under the Underwriting Agreement, as follows:

            (a) The undersigned will not, for a period of 180 days following the date of the prospectus first used to confirm sales of the Common Shares, (i) directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer, or announce any offering of, any shares of Common Stock or any debt or equity securities convertible into or exchangeable or exercisable for Common Stock, whether owned on the date of


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

this letter or hereafter acquired, or (ii) cause to be filed any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any of the foregoing, other than (w) as a sale pursuant to the Underwriting Agreement, (x) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by the terms of this letter, (y) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this letter, or (z) with the prior written consent of NationsBanc Montgomery Securities, Inc.; and


            (b) The undersigned waives any and all registration rights with respect to registration under the Securities Act of the Common Stock held by the undersigned, including any and all rights to receive notice with respect to the offering referred to above, as, and only as, such registration rights apply to the offering of the Common Shares referred to above.

            If for any reason the Underwriting Agreement shall not have been entered into by December 15, 1997, the agreement set forth above shall be terminated, and shall be of no further force and effect.

                                        Yours very truly,

                                        [Stockholder]


                                        By
                                          --------------------------------------
                                             Authorized Signatory


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